================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-K
                                 CURRENT REPORT
        PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF
                     1934 DATE OF REPORT - October 27, 2004
                        (Date of earliest event reported)

                          HONEYWELL INTERNATIONAL INC.
             (Exact name of Registrant as specified in its Charter)

           DELAWARE                        1-8974                              22-2640650
(State or other jurisdiction of     (Commission File Number)        (I.R.S. Employer Identification
        incorporation)                                                           Number)

101 COLUMBIA ROAD, P.O. BOX 4000, MORRISTOWN, NEW JERSEY                             07962-2497
        (Address of principal executive offices)                                     (Zip Code)


       Registrant's telephone number, including area code: (973) 455-2000


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

================================================================================

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.


On October 22, 2004, Honeywell entered into a Five-Year Credit Agreement among Citicorp USA, Inc., as administrative agent, JPMorgan Chase Bank, as syndiciation agent, and Bank of America, N.A.., Barclays Bank plc, Deutsche Bank AG, New York Branch, and CitiGroup Global Markets Inc. and J.P. Morgan Securities Inc., as joint lead arrangers and co-book managers ("Five-Year Credit Agreement").

This Five-Year Credit Agreement replaces a $1 billion 364-Day Credit Agreement which was expiring on November 24, 2004. The Five-Year Credit Agreement includes a $200 million sub-limit for the potential issuance of letters of credit. The Five-Year Credit Agreement is maintained for general corporate purposes, including support for the issuance of commercial paper. Honeywell had no balance outstanding at any time under the 364-Day Credit Agreement.

The Five-Year Credit Agreement does not restrict Honeywell's ability to pay dividends, nor does it contain financial covenants. The failure to comply with customary conditions or the occurrence of customary events of default contained in the Five-Year Credit Agreement would prevent any further borrowings and would generally require the repayments of any outstanding borrowings under such credit agreement. Such events of default include (a) non-payment of credit agreement debt, interest or fees; (b) non-compliance with the terms of the credit agreement covenants; (c) cross-default with other debt in certain circumstances;
(d) bankruptcy; and (e) defaults upon obligations under the Employee Retirement Income Security Act. Additionally, each of the banks has the right to terminate its commitment to lend additional funds or issue additional letters of credit under the credit agreement if any person or group acquires beneficial ownership of 30 percent or more of Honeywell's voting stock, or, during any 12-month period, individuals who were directors of Honeywell at the beginning of the period cease to constitute a majority of the Board of Directors.

Loans under the Five-Year Credit Agreement are required to be repaid no later than October 22, 2009. Honeywell has agreed to pay a facility fee of 0.08 percent per annum on the aggregate commitment for the Five-Year Credit Agreement and Honeywell's $1.3 billion Credit Agreement dated November, 2003.

Interest on borrowings under the Five-Year Credit Agreement would be determined, at Honeywell's option, by (a) an auction bidding procedure; (b) the highest of the floating base rate publicly announced by Citibank, N.A., 0.5 percent above the average CD rate, or 0.5 percent above the Federal funds rate; or (c) the average Eurocurrency rate plus 0.22 percent (applicable margin).

The facility fee, the applicable margin over the Eurocurrency rate on the Five-Year Credit Agreement, and the letter of credit issuance fee, are subject to change, based upon a grid determined by Honeywell's long-term debt ratings. The Five-Year Credit Agreement is not subject to termination based upon a decrease in Honeywell's debt ratings or a material adverse change.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: October 27, 2004                Honeywell International Inc.


                                      By:  /s/ Thomas F. Larkins
                                           -------------------------------------
                                           Thomas F. Larkins
                                           Vice President, Corporate Secretary
                                           and Deputy General Counsel

















                                       3